(m)(3)(i)

AMENDED AND RESTATED SCHEDULE A

with respect to the

AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

for

ING Mutual funds

CLASS C SHARES

Fund	Maximum Combined Service and Distribution Fees
(as a percentage of average daily net0 assets)

ING Asia-Pacific Real Estate Fund	1.00%

ING Disciplined International SmallCap Fund	1.00%

ING Diversified International Fund	1.00%

ING Emerging Countries Fund	1.00%

ING Emerging Markets Fixed Income Fund	1.00%

ING European Real Estate Fund	1.00%

ING Foreign Fund	1.00%

ING Global Bond Fund	1.00%

ING Global Equity Dividend Fund	1.00%

ING Global Value Choice Fund	1.00%

ING Greater China Fund	1.00%

ING Index Plus International Equity Fund	1.00%

ING International Capital Appreciation Fund	1.00%

ING International Equity Dividend Fund	1.00%

ING International Real Estate Fund	1.00%

ING International SmallCap Multi-Manager Fund	1.00%

ING International Value Choice Fund	1.00%

ING International Value Opportunities Fund	1.00%

Date last updated: October 24, 2008